Exhibit (a)(23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Statements and Independent Registered Public Accounting Firm” and to the use of our report dated March 28, 2024, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-276971) and related Prospectus of Principal Life Insurance Company dated April 25, 2024.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 25, 2024